Exhibit 99.1

5151 San Felipe Houston, Texas 77056 NYSE: CPPL

Columbia Pipeline Partners LP and Columbia Pipeline Group, Inc.

Announce Unitholder Approval and Effective Date of Merger

HOUSTON, Texas — February 16, 2017 — Columbia Pipeline Group, Inc. (“CPG”) and Columbia Pipeline Partners LP (NYSE: CPPL) (“CPPL”) announce that at the reconvened special meeting of CPPL common unitholders held earlier today, February 16, 2017, CPPL unitholders voted to approve the previously announced merger of CPPL and a wholly owned subsidiary of CPG, pursuant to the Agreement and Plan of Merger dated November 1, 2016 (the “Merger Agreement”), between CPPL, CPG and certain other related parties thereto. Approximately 97.7% of the CPPL common units represented in person or by proxy at the special meeting of CPPL unitholders voted in favor of the approval of the Merger Agreement and the transactions contemplated thereby, including the merger, which represented approximately 59.8% of CPPL’s total outstanding common units as of January 4, 2017, the record date for the special meeting.

Pursuant to the Merger Agreement, CPG acquired all of CPPL’s outstanding common units not already owned by CPG and its subsidiaries. Under the terms of the Merger Agreement, CPPL unitholders are entitled to receive (i) $17.00 in cash without interest, plus (ii) an additional amount of cash without interest equal to the product of (x) the number of days from and including the first day of the quarter in which the closing of the merger occurs through and including the closing date of the merger multiplied by (y) $0.00217 (a daily distribution rate equal to the quotient of $0.1975 divided by 91). Accordingly, each CPPL unitholder is entitled to receive $17.10 per common unit held by such CPPL unitholder. The final allocation of merger consideration is currently expected to occur on or about February 17, 2017.

CPG and CPPL also announced today that all conditions required to complete the merger under the terms of the Merger Agreement have been satisfied and all necessary filings have been made for the transaction to take effect on February 17, 2017. CPPL common units will continue to trade on the NYSE on February 16, 2017 and will be suspended from trading on the NYSE effective as of the opening of trading on February 17, 2017. On February 17, 2017, CPPL will direct the NYSE to file a Form 25 on CPPL’s behalf with the Securities and Exchange Commission to commence the process of delisting the common units of CPPL from the NYSE and deregistering such common units under the Securities Exchange Act of 1934.

About Columbia Pipeline Partners LP

Columbia Pipeline Partners LP is a Delaware master limited partnership with interests in three regulated U.S. natural gas pipelines which serve markets extending from New York to the Gulf of Mexico, as well as storage and related midstream assets. CPPL’s general partner became an indirect, wholly-owned subsidiary of TransCanada Corporation (NYSE:TRP) on July 1, 2016, and as a result, CPPL is effectively managed by TransCanada. For more information about Columbia Pipeline Partners LP, visit CPPL’s website at www.columbiapipelinepartners.com. Additional information can be found at www.transcanada.com.

Forward-Looking Statements

This release may include “forward-looking statements” within the meaning of federal securities laws. All statements, other than historical facts included in this release, are forward-looking statements. The forward-looking statements contained herein include statements related to the effects of the merger and the final allocation of the merger consideration. Such forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond CPG’s and CPPL’s control. All forward-looking statements speak only as of the date of this release. Although CPG and CPPL each believe that the plans, intentions and expectations reflected in or suggested by the forward-looking statements are reasonable, there is no assurance that these plans, intentions or expectations will be achieved. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements.

CPG’s and CPPL’s business may be influenced by many factors that are difficult to predict, involve uncertainties that may materially affect actual results and are often beyond CPG’s and CPPL’s control. These factors include, but are not limited to, changes to business plans as circumstances warrant. For a full discussion of these risks and uncertainties and other factors, please refer to CPG’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (the “SEC”) for the fiscal year ended December 31, 2015, as amended, as updated and supplemented by subsequent filings with the SEC, and CPPL’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 filed with the SEC, as updated and supplemented by subsequent filings with the SEC. All forward-looking statements included in this press release are expressly qualified in their entirety by such cautionary statements. CPG and CPPL expressly disclaim any obligation to update, amend or clarify any forward looking statement to reflect events, new information or circumstances occurring after the date of this release except as required by applicable law.

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